FOR IMMEDIATE RELEASE
                              Contact:  Alexandra Magnuson
                                        Edelman Financial
                                        (212) 704-8172


     AUDIOVOX ANNOUNCES PAYMENT OF ITS SERIES AA 10.8% AND
         SERIES BB 11% INTEREST CONVERTIBLE DEBENTURES

HAUPPAUGE, NY, February 12, 1996 -- Audiovox Corporation
(AMEX:VOX), today announced that its Series AA $76,923.08, 10.8% interest and its Series BB $5,384,614.38, 11% interest Convertible Debentures matured on February 9, 1996.

     The terms of these debentures provided for conversion into Audiovox Class A Common Stock par value $0.01 per share at a conversion price of 45.3386 per share of common stock.

     As of the close of business on February 9, 1996, only
$1,100,000 of the Series BB Convertible Debentures were converted into 206,046 shares of common stock.

     These converted shares of common stock are unregistered and may not be traded publicly unless registered under the terms of the Securities Act of 1933 as amended.

     The remaining balance of Series AA, $76,923.08, and Series BB, $4,284,614.38, was paid at maturity, thereby extinguishing the remaining conversion features of these two debentures.

     Audiovox Corporation is a leading supplier of cellular telephones and automobile sound and security systems in the U.S., and also markets its products in South America, Europe and Southeast Asia.